Exclusive business cooperation agreement

This Exclusive Business Cooperation Agreement (hereinafter referred to as the "Agreement") is signed by the following parties on December 12, 2023, Suzhou City.

In China on December 31, 2023

Party A: Suzhou Yongfeng Consulting Management Co., Ltd.
Address: Room 1108, 11th Floor, Building A, Vitality Business Plaza, 185 Jumao Street, Yuanhe Street, Xiangcheng District, Suzhou City

Party B: Jiangsu Taifeng Cultural Communication Co.,Ltd.
Add: Room 1002, 10th Floor, Building A, Vitality Business Plaza, 185

Jumao Street, Yuanhe Street, Xiangcheng District, Suzhou

Party A and Party B are hereinafter referred to as "Party" and collectively referred to as "both parties".

Whereas:

1. Party A is a wholly foreign-owned enterprise registered in the People's Republic of China (hereinafter referred to as "China") and its main business is enterprise consulting and management; Art sales, brokerage, leasing, appraisal and evaluation; Planning of cultural and artistic exchange activities; Exhibition service; Enterprise management services; Sales of craft gifts; Ceremonial celebration service;

2. Party B is a limited company registered in China, whose main business is cultural and artistic exchange, planning, consulting art sales, brokerage, leasing, appraisal, evaluation and commercial exhibition; Conference, exhibition, exhibition display services; Ceremonial celebration service; Computer hardware and software development and application; Craft gift wholesale and retail; Internet information service; Information processing and storage services; Information technology consulting services; And value-added telecommunications services. All business activities operated and developed by Party B at present and at any time during the term of this Agreement are collectively referred to as the "**main business**";

3. Party A agrees to take advantage of its manpower, technology and information advantages, During the term hereof, Party A agrees to provide Party B with the relevant exclusive technical services, technical consulting and other services (the specific

scope of which is set out below) in accordance with the provisions hereof, and Party B agrees to accept such services provided by Party A or its designees (including Party A's direct or indirect overseas parent company or subsidiaries directly or indirectly controlled by Party A) in accordance with the provisions hereof; and

4. Party A and Party B intend to enter into this Agreement regarding

the business cooperation between Party A and Party B.

Accordingly, Party A and Party B have reached the following agreement through consultation:

1. **Service provided by Party A**

1.1 In accordance with the terms and conditions hereof, Party B hereby appoints Party A as Party B's exclusive service provider to provide Party B with comprehensive business support, technical services and consulting services during the term hereof, including all or part of all services within Party B's business scope as determined by Party A from time to time, including but not limited to the following: Management consulting, technical consulting, technical service, network support, business support, human support, intellectual property license, equipment and office rent

Leasing, market consulting, system integration, product development and system maintenance, provision of management consulting services in connection with Party B's business operations and any laws, regulations, rules, notices, interpretations or other legally binding documents issued by any central or local legislative, administrative or judicial authority before or after the execution of this Agreement, (hereinafter referred to as **"PRC laws"**), and other consulting and services related to the foregoing provided from time to time at the request of Party B (hereinafter referred to as **"Services")**.

1.2 Party B agrees to accept the consultation and services provided by Party A. Party B further agrees that, unless prior written consent is obtained from Party A, during the term of this Agreement, Party B shall not and shall cause any subsidiary under its control not to accept any consultation and/or services provided by any third party and shall not cooperate with any third party in respect of the consultation and services provided herein. Party A may appoint another party (such designated party may enter into the Agreement with Party B in whole or in part as described in Article 1.4 of this Agreement) to provide Party B with the consultation and/or services hereunder.

1.3 In order to ensure that Party B meets the cash flow requirements in its daily operations and/or offset any losses incurred in the course of its operations, regardless of whether Party B actually incurred any such operational losses, Party A may, at its own discretion, provide financial support to Party B (only to the extent permitted by Chinese laws). Party A may provide financial support to Party B in the form of loans permitted by Chinese laws and shall separately sign such loan contracts.

1.4 Provision of Services

(1) In order to perform this Agreement, Party A and Party B agree that during the term hereof, both parties may: To enter into other technical service agreements and consulting service agreements for the purpose of providing services to Party B directly or through their respective affiliates which have the ability and resources to provide corresponding services. The

specific contents, methods, personnel and fees of the specific services are agreed upon.

(2) In order to perform this Agreement, Party A and Party B agree that during the term of this Agreement, the parties may directly or through their respective affiliates enter into intellectual property rights (including but not limited to: Copyright, trademark, patent, technical secret) license agreement, such agreement shall allow Party B to use Party A's relevant intellectual property rights at any time according to Party B's business needs, and Party A shall charge the relevant fee (including the service fee stipulated in Article 2.1 below).

(3) To perform this Agreement, Party A and Party B agree that during the term of this Agreement, the parties may enter into equipment or office rental agreements directly or through their respective affiliates. Such agreements shall allow Party B to use Party A's related equipment or office buildings at any time according to Party B's business needs. And Party A shall charge the relevant fee (included in the service fee stipulated in Article 2.1 below) for such use.

(4) Party A may, at its own discretion, designate any third party with the ability and resources to provide appropriate services to provide all or part of the Services hereunder, provided that Party A shall be responsible for the selection of such third party with due diligence. Party A agrees to bear its responsibility for the work achievements of the third party under this Agreement

The legal liabilities agreed under this Agreement shall not be subject to any contrary agreement between Party B and the third party. 3. Party B hereby confirms that Party A has the right to transfer its rights and obligations under this Agreement to any third party.

In order to fulfill the provisions hereof, Party A and Party B shall communicate and exchange all kinds of information related to their business and/or their customers in a timely manner.

The services provided by Party A under this Agreement shall be exclusive. With the written approval of Party A, Party B may continue to perform the same or similar services provided by a third party as provided by Party A on the date hereof. If Party A does not agree to Party B's continued performance of the Agreement, Party B shall immediately terminate such agreement with any third party and bear any expenses and liabilities arising from such termination. Party B shall continue to perform other contracts or other legal documents stipulating Party B's obligations that are being performed by Party B and shall not alter, modify or terminate such contracts or legal documents without Party A's prior written consent.

1.6 In order to clarify the rights and obligations of both parties and to enable the aforesaid service agreement to be actually performed, both parties agree that, to the extent permitted by Chinese laws:

(1) Party B shall operate in accordance with Party A's opinions or suggestions under the services provided in Article 1.1 hereof.

(2) Except for the retention of the original directors, supervisors and senior managers of Party B as agreed by Party A, Party B shall appoint the candidates recommended by Party A as the directors and supervisors of Party B respectively in accordance with the procedures prescribed by Chinese laws, and appoint the personnel recommended by Party A as the general manager, Chief financial officer and other senior managers of Party B under the premise of complying with the provisions of Chinese laws. To be responsible for and supervise the business and

operation of Party B; Subject to the provisions of Chinese laws, Party B shall not remove any directors, supervisors or senior managers recommended by Party A for any reason other than retirement, resignation, incompetence or death, except with Party A's prior written consent.

(3) Party B agrees to facilitate the directors, supervisors and senior managers of Party B to exercise their powers and fulfill their obligations under Chinese laws and Party B's articles of association in accordance with the instructions of Party A.

(4) Party A shall have the right to set up and adjust Party B's organizational structure and conduct human resource management.

(5) Party A shall have the right to carry out services related business in the name of Party B, and Party B shall provide all necessary support and convenience for Party A to carry out such business smoothly, including but not limited to issuing all necessary authorization letters for Party A to provide relevant services.

(6) Subject to Chinese laws, Party A shall have the right to check Party B's accounts regularly and at any time, and Party B shall keep books timely and accurately and provide Party A with its accounts as required by Party A. During the validity of this Agreement, Party B agrees to cooperate with Party A and Party A's legal personnel shares

Party B (including directly or indirectly) shall conduct audits (including but not limited to related Party transaction audits and other types of audits), provide Party A and Party A's corporate shareholders and/or their auditors with information and materials related to Party B's operation, business, customers, finance, employees and other relevant information and materials, and agree that Party A's shareholders shall disclose such information and materials to meet the requirements of securities regulation.

(7) Party B agrees to use relevant certificates and company seals important to Party B's daily operations, including Party B's business license, qualification certificates related to business operations, official seal, contract seal, special financial seal and legal representative seal, The director, legal representative, general manager, chief financial officer and other senior management personnel of Party B who are recommended by Party A and appointed by Party B in accordance with legal procedures shall be kept by Party B.

1.7 The Parties agree that the services provided by Party A to Party B hereunder shall also be applicable to the subsidiaries controlled by Party B, and Party B shall urge the subsidiaries under its control to exercise its rights and perform its obligations in accordance with provisions hereof.

2. Calculation of service fee, payment method, financial statements, audit and taxation

2.1 Party A shall, within the validity period of this Agreement, provide the services provided by Party A pursuant to this Agreement without violating the laws of China. Party B and its subsidiaries shall, at the end of each financial year, after making up the losses of previous years (if necessary), deducting the necessary costs, fees and taxes incurred in the corresponding financial years and drawing the statutory provident fund required by law, etc. The income of Party B and its controlled subsidiaries (including the accumulated income of previous financial years), equal to the consolidated net profit, shall be paid to Party A as a service fee (hereinafter referred to as the "**Service fee**") in full; Party A shall have the right to identify the above deductible items. The amount of such service fee shall be determined by Party a and its calculation and adjustment shall take into account, but not limited to, the following factors, and Party A shall have the right to adjust such service fee at its sole discretion without the consent of Party B: (a) the management and technical difficulty provided by Party A and the complexity of the management and technical consulting and other services provided by Party A; (b) the time required for Party A's relevant personnel to provide such management and technical consulting and other services; (c) the specific

content and commercial value of the management and technical consulting and other services provided by Party A; (d) the specific content and commercial value of intellectual property licensing and leasing services provided by Party A; And (e) the market price of the same kind of service. The above service fee shall be transferred by Party B to the bank account designated by Party A by remittance or other method approved by both parties within 5 working days after Party A issues payment instructions to Party B. Party A may change such payment instructions from time to time. Both parties agree that, in principle, the payment of the said service fee shall not cause any Party any business difficulties in the current year. For the above purposes, and to the extent that the above rules are realized, Party A has the right to agree to postpone the payment to avoid any financial difficulties of Party B. Party A shall also have the right to make any other adjustment to the service fee as it deems reasonable, provided that it shall notify Party B in writing in advance.

2.2 Party A agrees that it has the right to decide to provide financial support to Party B in case of operating loss or serious operating difficulties; In the event of such occurrence, only Party A shall have the right to decide whether Party B shall continue to operate, and Party B unconditionally accepts and agrees with the above-mentioned decision of Party A.

2.3 Within 90 days after the **end of each fiscal year (hereinafter referred to as the "prior fiscal year"**), Party B shall (a) provide Party A with the audited consolidated financial statements of Party B for the prior fiscal year, which shall be audited by an independent certified public accountant approved by Party A; (b) If the audited financial statements show any shortfall in the total amount of service fees paid by Party B to Party A during the previous financial year, Party B shall pay the difference to Party A within 5 working days after Party A or Party B discovers the difference.

2.4 Party B shall prepare financial statements that meet the requirements of Party A in accordance with applicable laws, generally accepted accounting standards and business practices.

2.5 Upon Party A's prior notice, Party A and/or its designated auditor shall have the right to review Party B's relevant books and records at Party B's main office and make copies

of such books and records as required in order to verify the income amount of Party B and the accuracy of the financial statements. Party B shall, as required by Party A, provide information and materials related to Party B's operation, business, customers, finance and employees, and may disclose or make public such information and materials with Party A or Party A's legal shareholders when necessary.

2.6 The parties hereto shall bear their own tax burden arising from the performance of this Agreement.

3. Intellectual property rights, confidentiality clauses and prohibition of competition

3.1 To perform this Agreement, Party A and Party B agree that during the term hereof, the parties may enter into a license agreement for intellectual property rights (including but not limited to Copyrights, trademarks, patents, technical secrets, trade secrets and others), which shall allow Party B to use Party A's relevant intellectual property rights according to Party B's business needs.

3.2 Unless prior written consent of Party A, Party A shall, based on the provision of services hereunder to Party B and its controlled subsidiaries, retain any right, title, interest and intellectual property rights arising from or created by the operation of Party B and its controlled subsidiaries during the performance hereof. Including but not limited to all current and future Copyrights, patents (including invention patents, utility model patents and design patents), trademarks, trade names, brands, software, technical secrets, trade secrets, all associated goodwill, domain names and any other similar rights (hereinafter referred to **as "rights")**, whether developed by Party A or by Party B, Party A shall have exclusive and proprietary rights and interests in all of them. Party B shall not claim any such rights against Party A. Party B shall sign all documents and take all actions necessary to make Party A the owner of such rights. Party B warrants that such rights are free from any defects in rights and will compensate Party A for any losses caused by such defects (if any).

3.3 Without prior written consent of Party A, Party B shall not and shall cause its subsidiaries to not transfer, assign,

mortgage, license or otherwise dispose of any such rights and any intellectual property rights enjoyed by Party B and its subsidiaries as of the date hereof. Including but not limited to all present and future Copyrights, patents (including invention patents, utility model patents and exterior design patents), trademarks, trade names, brands, software, technical secrets, trade secrets, associated goodwill, domain names and any other similar rights (hereinafter referred to as "**corresponding rights**").

3.4 Party B shall, as directed by Party A from time to time, dispose of any such rights, including but not limited to, transferring or licensing such rights to Party A or its designees without violating the laws of the People's Republic of China.

3.5 The Parties acknowledge that any oral or written information exchanged between them in connection with this Agreement shall be confidential. Party B shall keep all such information confidential and shall not disclose any such information to any third party without prior written consent of Party a, except in the following cases: (a) Such information is known to the public (but is not disclosed to the public by one of the recipients of the Information); (b) Information required to be disclosed by applicable law or the rules or regulations of any stock exchange; Or (c) information required by Party B to disclose to its legal adviser or financial adviser in connection with the transaction under this Agreement and such legal adviser or financial adviser is subject to confidentiality obligations similar to those under this Article. Any disclosure of confidential Information by any staff, consultant, agent or agency employed by Party B shall be deemed to be a disclosure of such confidential Information by Party B and Party B shall be held liable for any breach of this Agreement. This Agreement shall continue in force and effect regardless of termination of this Agreement for any reason.

3.6 Party B shall not sign any document or make any relevant commitment that is in conflict of interest with the legal documents such as the agreement signed and being performed by Party A and its designee; Party B shall not, by any act or omission, cause any conflict of interest between Party B and Party A and its shareholders (whether direct or indirect). If such conflict of

interest occurs (Party A has the right to unilaterally decide whether such conflict of interest occurs), Party B shall take measures to eliminate it as soon as possible with the consent of Party A or its designee. If Party B refuses to take measures to eliminate the conflict of interest, Party A shall be entitled to exercise the purchase right under the Exclusive Purchase Right Agreement.

3.7 During the validity of this Agreement, all customer information and other relevant materials related to Party B's business and the services provided by Party A shall be owned by Party A.

3.8 Both parties agree that this Article 3 shall continue to be valid regardless of whether this Agreement is modified, rescinded or terminated.

4. Representations and warranties

4.1 Party A represents and warrants as follows:

(1) Party A is a wholly foreign-owned enterprise lawfully registered and validly existing in accordance with the laws of the People's Republic of China and has the status of an independent legal person; It has full and independent legal status and legal capacity and has been duly authorized to sign, deliver and perform this Agreement and can act independently as a party to the proceedings.

(2) Party A has signed and performed this Agreement within the scope of its legal personality and business operations, and has the necessary licenses, records and qualifications to provide the services agreed herein; Party A has taken the necessary corporate actions and is properly authorized and has obtained the consent and approval (if necessary) of third parties and government agencies to complete the transactions described herein, and will not violate any legal or other restrictions binding on or affecting Party A.

(3) Upon execution and delivery of this Agreement by Party A, this Agreement shall constitute a legal, valid and

binding obligation of Party A, which shall be enforceable in accordance with the terms hereof.

(4) There are no existing and pending litigation, arbitration or other judicial or administrative proceedings that will affect Party A's ability to perform its obligations under this Agreement, and to the best of Party A's knowledge, no one has threatened to take such actions.

4.2 Party B represents, warrants and undertakes as follows:

(1) Party B is a limited company legally registered and validly existing in accordance with the laws of the People's Republic of China and has the status of an independent legal person; Party B has full and independent legal status and legal capacity and has been duly authorized to sign, deliver and perform this Agreement and can act independently as a party to the action.

(2) Party B's acceptance of the services provided by Party A does not violate any Chinese law; The signing and performance of this Agreement by Party B is within the scope of its legal personality and business operation; Party B has taken the necessary corporate actions and has been given appropriate authority and obtained the consent, approval or filing (if required) of third parties and governmental agencies to complete the transactions described herein, and will not violate any legal or other restrictions binding on or affecting Party B.

(3) Upon execution and delivery of this Agreement by Party B, this Agreement shall constitute Party B's legal, effective and binding obligation and shall be enforceable in accordance with the terms hereof.

(4) There is no existing and pending litigation, arbitration or other judicial or administrative proceeding that will affect Party B's ability to perform its obligations hereunder, and to the best of Party B's knowledge, no one has threatened to take such action. Party B shall immediately notify Party A of any litigation, arbitration or other judicial or administrative proceedings or penalties arising or likely to occur in connection with Party B's assets, business or income,

and shall settle such proceedings only with Party A's prior written consent.

(5) Party B has disclosed to Party A all contracts, government approvals, licenses or documents that may materially and adversely affect its ability to fully perform its obligations under this Agreement, and there is no misrepresentation or omission of any material fact in the documents previously provided by Party B to Party A.

(6) Party B shall, in accordance with provisions hereof, pay Party A the service fee in full and in a timely manner, maintain the continuous validity of licenses and qualifications related to the business of Party B and its subsidiaries during the term of service, and in all matters necessary for Party A to effectively perform its duties and obligations hereunder, To assist Party A, provide Party A with full cooperation and services provided by Party A, and accept reasonable comments and suggestions from Party A regarding the business of Party B and its subsidiaries.

(7) Without Party A's prior written consent, Party B shall not, and shall cause its subsidiaries to not, sell, transfer, mortgage or otherwise dispose of any of its assets (except for the assets within RMB 500,000 required for daily business operation), its equity, business, management rights or legitimate rights and interests of its subsidiaries without Party A's prior written consent.

(8) Without the prior written consent of Party A, Party B shall not pay any fees to any third party in any name, waive the debts of any third party, lend or borrow loans, provide guarantees or guarantees or provide any financial support to any third party, except for reasonable expenses in the normal course of business. Or permit any third party to establish any other security interest in its assets or interests.

(9) Without the prior written consent of Party A, Party B shall not, and shall cause its subsidiaries not, incur, inherit, guarantee or allow any debt from the date of execution of this Agreement

(Except for debts within RMB 500,000 required for daily business operation).

(10) Without the prior written consent of Party A, Party B shall not, from the date of signing this Agreement, and

Party B shall urge its subsidiaries not to enter into any major contracts (except those required for daily business operation within RMB 500,000) or enter into any other contracts, agreements or arrangements that conflict with this Agreement or may impair Party A's rights and interests under this Agreement.

(11) Party B shall not, by any act or omission, cause Party B to enter into any relationship with Party A and its shareholders (package

Direct and indirect conflicts of interest between Party B and Party A. If such conflict of interest arises (Party A has the right to decide unilaterally whether such conflict of interest arises), Party B shall take measures to eliminate it as soon as possible with the consent of Party A or its designee.

(12) Without the prior written consent of Party A, Party B shall not, and shall not, remove such conflict of interest from the date of execution hereof

Shall cause its subsidiary not to merge, merge or form a joint entity with any third party, invest in or acquire or be invested in, acquired or controlled by any third party, increase or reduce its registered capital, or otherwise change the form of the company or its registered capital structure, accept investment or capital increase in Party B by existing shareholders or third parties, or liquidate or dissolve.

(13) To the extent permitted by relevant Chinese laws, Party B shall appoint a candidate recommended by Party A to take charge of the company

To serve as its directors, supervisors and senior managers; Party B shall not refuse to appoint any candidate recommended by Party A for any other reason except with the prior written consent of Party A or for legal reasons.

(14) Party B holds any and all governments it needs to conduct its business during the term of this Agreement Licenses, licenses, authorizations and approvals, and shall ensure that all such government licenses, licenses, authorizations and approvals will continue to be in force and legally valid throughout the term of this Agreement. If, during the term of this Agreement, Party B obtains any and all governmental licenses necessary to conduct business

If the license, license, authorization and approval need to be changed and/or increased due to changes in the regulations of relevant government departments, Party B shall promptly inform Party A and make changes and/or supplements in accordance with the requirements of relevant laws.

(15) Promptly inform Party A of any situation that has or may have a material adverse impact on its business and its operations, and make its best efforts to prevent the occurrence of such situation and/or the expansion of losses.

(16) Without the prior written consent of Party A, Party B and/or its subsidiaries shall not amend the articles of Association, change the main business, or make major adjustments to the business scope, model, profit model, marketing strategy, business policy or customer relationship of the business.

(17) Without the prior written consent of Party A, Party B and/or its subsidiaries shall not enter into any partnership or joint venture or profit-sharing arrangement with any third party, or any other arrangement to transfer benefits or realize profit-sharing in the form of royalty, service fee or consultant fee.

(18) At the request of Party A from time to time, Party B shall provide Party A with information concerning Party B's business management and financial situation.

(19) Without the prior written consent of Party A, Party B shall not declare or distribute dividends, dividends or any other benefits to its shareholders.

(20) Provide Party A with any technology or other materials it deems necessary or useful for providing the Services hereunder, and allow Party A to use the facilities, materials or information related to Party B that it deems necessary or useful for providing the Services hereunder.

(21) Without the prior written consent of Party A, Party B shall not change, remove or dismiss any of its managers Directors, supervisors and senior managers of Party B.

4.3 In the event of the death, incapacity, marriage, divorce, bankruptcy, dissolution, liquidation of Party B's registered shareholder or any other event that may affect his holding of Party B's shares, The heirs of the registered shareholders (including spouse, children, parents, siblings, grandparents, maternal grandparents) or the shareholders or transferee holding the shares of Party B at the time shall be deemed to be the signatory party to this Agreement and shall inherit/assume all rights and obligations under this Agreement.

Party A and Party B respectively warrant to the other Party that they will terminate this Agreement immediately once Chinese laws allow Party A to directly hold Party B's shares and Party A decides to hold Party B's shares and Party A and/or its subsidiaries and branches can lawfully engage in Party B's business.

5. Effectiveness and expiration date

This Agreement shall come into force on the date of execution by the parties and shall remain in force unless terminated in accordance with Clause 6.1.

6. Termination

6.1. This Agreement shall be terminated as follows:

(1) If Party B is bankrupt, liquidated, terminated or legally dissolved during the term hereof, the effective date of its property dissolution, liquidation, termination or legal dissolution;

(2) The effective date on which all of Party B's equity and assets have been transferred to Party A or

the relevant party designated by Party A in accordance with the Exclusive Purchase Right Agreement signed by Party A and Party B and Party B's shareholders on January and February 31, 2023:

(3) As soon as Chinese laws allow Party A to directly hold Party B's equity and Party A and its subsidiaries and branches can legally engage in Party B's business, Party A or the relevant party designated by Party A is officially registered as the sole shareholder of Party B;

(4) Party A terminates this Agreement at any time during the term hereof by giving a written notice to Party B 30 days in advance, on the expiration date of such written notice;

(5) Early termination in accordance with Article 7 hereof

6.2 During the term hereof, Party B shall not unilaterally terminate this Agreement. If Party A terminates this Agreement in accordance with Article 6.1(4) above, Party A shall not bear any liability for breach of contract by unilaterally terminating this Agreement.

6.3 Upon termination of this Agreement, the parties shall terminate the Agreement in terms of Clauses 3, 8, 10, 11 and 11

16.3 The rights and obligations under Clause 3 shall continue in effect.

6.4 The early termination of this Agreement for any reason shall not release either party from all payment obligations hereunder (including but not limited to service fees) which are due before the date of termination hereof, nor from any liability for breach of contract arising prior to such termination. Party B shall pay to Party A the service fee payable before termination hereof within fifteen (15) working days from the date of termination hereof.

7. Liability for breach of contract

7.1 Unless otherwise provided in any other provision of this Agreement, if a party (hereinafter referred to as the **"breaching Party"**) fails to perform any of its obligations under this Agreement or otherwise breaches this Agreement, the

other party (hereinafter referred to as the "**aggrieved Party**") may: (a) give written notice to the breaching Party of the nature and extent of the breach and require the breaching Party, at its own expense, to remedy the breach within a reasonable period specified in the notice (the "**Remedy Period**"); And if the breaching party fails to remedy the breach within the remedial period, the aggrieved party shall be entitled to hold the breaching party liable for all liabilities resulting from its breach and to compensate the aggrieved party for all economic losses caused by its breach; Including but not limited to attorney's fees, litigation or arbitration fees arising out of litigation or arbitration proceedings related to such breach, and the aggrieved Party shall have the right to require the breaching Party to enforce its obligations hereunder, and the aggrieved Party shall have the right to request the relevant arbitration institution or court to order the actual performance and/or enforcement of the provisions of this Agreement; (b) terminate this Agreement and demand the breaching party to bear all liabilities caused by its breach of contract and pay all damages; Or (c) in accordance with the existing agreement between the parties and Party B

The Equity Pledge Agreement signed by the shareholder on December 31, 2023 stipulates that the pledged equity is discounted, auctioned or sold, and the price of the discount, auction or sale is given priority to compensation, and the defaulting party is required to bear all the losses resulting therefrom. The exercise of the above-mentioned relief rights by the aggrieved party shall not affect its exercise of other relief rights in accordance with the provisions of this Agreement and laws.

7.2 The Parties agree and confirm that unless otherwise prescribed by Chinese laws, if Party B is the breaching party, Party A shall have the right to unilaterally and immediately terminate this Agreement and claim damages from the breaching party.

8. Governing law, dispute resolution and change of law

8.1 The execution, entry into force, interpretation, performance, modification and termination of this Agreement and the settlement of disputes under this Agreement shall be governed by the laws of the PRC.

8.2 In case of any dispute arising from the interpretation and performance of this Agreement, both parties shall negotiate in good faith to resolve the dispute. If the Parties fail to

reach an agreement on the settlement of such dispute within thirty (30) days after either party requests for settlement through negotiation, either party may submit the dispute to Suzhou Arbitration Commission for arbitration in accordance with its arbitration rules then in force. The arbitration shall take place in Suzhou and the language of arbitration shall be Chinese. The award of arbitration shall be final and binding upon both parties. The arbitral tribunal may award compulsory relief, injunctive relief (such as conducting business or forcing the transfer of assets) or order the bankruptcy liquidation of Party C in respect of Party B's equity, assets or property interests. The arbitral tribunal also has the right to award compensation or compensation for the losses caused to Party A by Party A's breach of contract by other parties hereto. After the arbitration award becomes effective, either party shall have the right to apply to the court with competent jurisdiction for enforcement of the arbitration award. If necessary, the arbitral institution shall have the right to order the party in breach to immediately stop the breach or to order the party in breach not to engage in any conduct that may lead to further losses suffered by Party A before making a final award on the dispute between the parties. The court in Hong Kong, the Cayman Islands or any other court having jurisdiction (including the court in the place where Party B is incorporated or where Party B or Party A's principal assets are located shall be deemed to have jurisdiction) shall also be entitled to enforce the award of the arbitral Tribunal and to award or enforce interim relief in respect of Party B's equity interests or property interests, And shall be entitled to grant interim relief in support of the arbitration pending the formation of the arbitral tribunal or in other appropriate circumstances.

8.3 In the event of any dispute arising out of the interpretation and performance of this Agreement or in the course of arbitration of any dispute, the parties hereto shall continue to exercise their respective rights and perform their respective obligations under this Agreement, except for the matters in dispute.

8.4 If at any time after the date of this Agreement, due to the promulgation or change of any laws, rules or regulations of the People's Republic of China, or due to a change in the interpretation or application of such laws, rules or

regulations; The following provisions shall apply: (a) If there is a change in the law or a newly promulgated rule that is more favorable to Party A than the relevant law, regulation, decree or rule in force on the date of this Agreement (and the other party is not seriously adversely affected), both parties shall promptly apply for the benefit of such change or new rule and use their best efforts to make full use of it The application is approved; Or (b) if Party A's economic interests under this Agreement are materially and adversely affected, directly or indirectly, as a result of such changes in law or newly promulgated provisions

This Agreement shall continue to be executed in accordance with the original terms and conditions. The parties shall use all legal means to obtain a waiver of compliance with such change or provision. If the adverse effects on Party A's economic interests cannot be resolved in accordance with the provisions of this Agreement, the parties shall promptly negotiate and make all necessary amendments to this Agreement to maintain Party A's economic interests under this Agreement.

Force majeure

9.1 **"Force majeure"** means an unforeseeable, unavoidable and insurmountable event that makes the performance of this Agreement by either party in part or in whole impossible. Such events include but are not limited to earthquakes, typhoons, floods, floods, wars, strikes, riots, government acts, legal regulations or changes in their application.

9.2 In the event of a force majeure event, either Party's obligations under this Agreement affected by the force majeure event shall be automatically suspended during the delay caused by the force majeure event, and its performance period shall be automatically extended. The extended period shall be the suspension period, and the other party shall not be punished or liable for such suspension. In the event of force majeure, both parties shall immediately hold consultations to seek a just solution and make every reasonable effort to minimize the impact of the force majeure.

10. Compensation

Party B shall indemnify and hold Party A harmless from any loss, damage, liability or expense arising out of or arising

out of any action, claim or other demand against Party A arising out of consultation and services provided by Party A at Party B's request, unless such loss, damage, liability or expense is caused by Party A's gross negligence or wilful misconduct.

11. Notice

11.1 All notices and other communications required or permitted to be given under this Agreement shall be delivered by hand or sent by postage prepaid certified mail, commercial Courier service or electronic mail to such party at the address or electronic mail listed in **Annex I** to this Agreement. Each notice shall be accompanied by an additional confirmation sent by E-mail. The date on which such notice shall be deemed to be validly given shall be determined as follows:

(1) If a notice is given by personal delivery, Courier service or certified mail with prepaid postage, it shall be deemed to have been effectively given at the address designated for receipt of the notice on the date of sending or rejection.

(2) If a notice is given by E-mail, it shall be deemed to have been duly given on the date of successful delivery.

11.2 Either party may vary its notice at any time by giving notice to the other party in accordance with this Section Mailing address and/or email address.

12. Transfer

12.1 Without prior written consent of Party A, Party B shall not transfer its rights and obligations under this Agreement Transfer to any third party:

12.22 Party B agrees that Party A may transfer its rights and obligations under this Agreement to any third party by giving Party B a prior written notice without Party B's consent.

13. Severability

If one or more provisions of this Agreement are held to be invalid, unlawful or unenforceable in any respect under any law

or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way. The parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with valid provisions to the maximum extent permitted by law and desired by the parties, and the economic effects of such valid provisions shall be as similar as possible to the economic effects of such invalid, illegal or unenforceable provisions.

14. Amendments and additions

14.1 Any amendments and supplements to this Agreement shall be made in writing. Executed by both parties hereto

The relevant modification agreement and supplementary agreement shall form an integral part of this Agreement and shall have the same legal effect as this Agreement.

14.2 If the Stock Exchange of Hong Kong Limited or any other regulatory authority proposes any amendment to this Agreement

The Parties shall amend this Agreement or any arrangement under this Agreement as required by the Rules governing the listing of Securities on the Stock Exchange of Hong Kong Limited or other relevant requirements, rules, codes or guidelines.

15. Text

This Agreement is made in two (2) originals, with each party holding one (1) copy and each copy having equal legal effect.

16. Other

16.1 Except as amended, supplemented or modified in writing after the execution of this Agreement, this Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior oral and written negotiations, representations and contracts with respect to the subject matter hereof.

16.2 This Agreement shall be binding upon the respective successors of the Parties and such transferees as permitted by the Parties

Force.

16.3 Either party may waive its rights under this Agreement, provided that Party B waives such rights

Such right must be made in writing and confirmed by Party A's signature. A waiver by either party in respect of a breach by another party under any circumstances shall not be deemed to be a waiver by such party in respect of a similar breach under any other circumstances.

16.4 The headings of this Agreement are for reading convenience only and shall not be used to interpret, illustrate or otherwise inform The headings shall affect the meaning of the provisions of this Agreement.

[No text below]

(There is no text on this page, it is the signing page

of the Exclusive Business Cooperation Agreement)

In witness whereof, this Exclusive Business Cooperation Agreement is executed by and between the parties on the date and place set forth above.

Suzhou [illegible] Consulting Management Co., Ltd.

(Stamped)

Signature:

Name: [illegible] Ting

Position: [illegible] representative

Signature page of Exclusive Business Cooperation Agreement

(There is no text on this page, it is the signing page of the Exclusive Business Cooperation Agreement)

In witness whereof, this Exclusive Business Cooperation Agreement is executed by and between the parties on the date and place set forth above.

____

Jiangsu Taifeng Cultural Communication Co.,Ltd.

Signed by:
Name: Hu Ting
Position: Legal Representative

Annex I

For the purpose of notification, the contact details of the parties are as follows:

Party A:

Suzhou Yongfeng Consulting Management Co., Ltd. Address: Room 1108, 11th Floor, Building A, Vitality Business Plaza, 185 Jumao Street, Yuanhe Street, Xiangcheng District, Suzhou City

Tel: 0512-69290200
Telephone: huachen@taifeng.ltd

Party B:

Jiangsu Taifeng Cultural Communication Co.,Ltd.
Address: Room 1002, 10th Floor, Building A, Vitality Business Plaza, 185 Jumao Street, Yuanhe Street, Xiangcheng District, Suzhou

Tel: 0512-69290200
Email: huachen@taifeng.ltd